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           Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 11/20/2000


Servicing Certificate

Beginning Principal Balance Group A-I                              228,058,882.30
Beginning Principal Balance Group A-II                              45,294,598.82
                                                          ------------------------
                                  Total Beginning Balance          273,353,481.12

Ending Principal Balance Group A-I                                 226,911,254.20
Ending Principal Balance Group A-II                                 45,291,289.35
                                                          ------------------------
                                     Total Ending Balance          272,202,543.55

Principal Collections Group A-I                                      1,147,628.10
Principal Collections Group A-II                                       227,554.05
                                                          ------------------------
                                                                     1,375,182.15

Interest Collections Group A-I                                       2,247,792.30
Interest Collections Group A-II                                        444,320.91
                                                          ------------------------
                                                                     2,692,113.21

Active Loan Count Group A-I                                                 5,611
Active Loan Count Group A-II                                                  593

Repurchased Loan Count Group A-I                                                0
Repurchased Loan Count Group A-II                                               0

Repurchased Loan Amount Group A-I                                            0.00
Repurchased Loan Amount Group A-II                                           0.00

Substitution Adjustment Amount Group A-I                                     0.00
Substitution Adjustment Amount Group A-II                                    0.00

Principal Balance of Current Month Prefunding Group A-I                      0.00
Principal Balance of Current Month Prefunding Group A-II               224,244.58

Policy Draw Amount                                                           0.00

Total Limited Reimbursement Amount                                      59,267.75

Current month distribution to Credit Enhancer                           79,209.78


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Net Loan Rate                                                              14.48%

Note Rate - Class A-I-1 Notes                                             6.7594%
Note Rate - Class A-I-2 Notes                                             7.9500%
Note Rate - Class A-II-1 Notes                                            6.7694%
Note Rate - Class A-II-2 Notes                                            7.9900%

                         Beginning Note Balance  Ending Note Balance    Percentage    Principal      Interest
                                                                          Interest   Distribution
       Class A-I-1 Notes           52,426,771.73     50,482,119.55         18.589%  1,944,652.18      305,154.07
       Class A-I-2 Notes          172,718,000.00    172,718,000.00         63.598%             -    1,182,398.64
      Class A-II-1 Notes           10,832,632.97     10,446,782.58          3.847%    385,850.39       63,145.46
      Class A-II-2 Notes          35,599,000.00      35,599,000.00         13.108%             -      244,931.01
                                                    --------------                          ----      ----------
             Total Notes          271,576,404.70    269,245,902.14                  2,330,502.56    1,795,629.18

Certificates                                                                 0.00

Prefunding Account                                             Total Amount
                                                          ------------------------
Beginning Balance                                                      649,494.06
Interest Earned on Prefunding Account                                    2,449.87
Prior month Interest earned transferred to                             309,411.58
overcollateralization
Collection Period Subsequent Transfer                                  224,244.58
Prefunding Account balance distributed to Noteholders                        0.00
                                                          ------------------------
                  Total Ending Prefunding Account Balance              118,287.77


Capitalized Interest Account Balance
Beginning Balance                                                      782,891.25
Withdraw relating to prior month Collection Period                     240,237.70
Interest Earned                                                          3,559.87
Interest Earned sent to Note Payment account                             6,659.41
Total Ending Capitalized Interest Account Balance to                         0.00
Seller
                                                          ------------------------
        Total Ending Capitalized Interest Account Balance              539,554.01
                                                          ========================


Beginning Overcollateralization Amount                               2,117,158.90
Overcollateralization Amount Increase (Decrease)                       955,320.41
                                                          ------------------------
Ending Overcollateralization Amount                                  3,072,479.31
Outstanding Overcollaterization Amount
                                                                     5,177,520.69
                                                          ------------------------
Required Overcollateralization Amount
                                                                     8,250,000.00



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                                                                                     Number      Percent
All Classes                                                               Balance      of Loans   of Balance
Delinquent Loans (30 Days)
                                                                       510,338.48          8         0.19%
Delinquent Loans (60 Days)                                             610,421.98          9         0.22%
Delinquent Loans (90+ Days) (*)                                        297,197.75          3         0.11%
Foreclosed Loans                                                             0.00          0         0.00%
REO                                                                          0.00          0         0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                        Number      Percent
Class A-I                                                                 Balance      of Loans   of Balance
Delinquent Loans (30 Days)
                                                                       430,355.42          7         0.19%
Delinquent Loans (60 Days)                                             610,421.98          9         0.27%
Delinquent Loans (90+ Days)                                            147,380.82          2         0.06%
Foreclosed Loans                                                             0.00          0         0.00%
REO                                                                          0.00          0         0.00%

                                                                                        Number      Percent
Class A-II                                                                Balance      of Loans   of Balance
Delinquent Loans (30 Days)
                                                                        79,983.06          1         0.18%
Delinquent Loans (60 Days)                                                   0.00          0         0.00%
Delinquent Loans (90+ Days)                                            149,816.93          1         0.33%
Foreclosed Loans                                                             0.00          0         0.00%
REO                                                                          0.00          0         0.00%

                                                                                                    Percent
                                                           Liquidation To-Date                    of Balance

Beginning Loss Amount                                                        0.00
Current Month Loss Amount                                                    0.00                    0.00%
Ending Loss Amount                                                           0.00


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